Exhibit 99.1

Schwazze Announces Transition to OTC Expert Market and Provides Update on Delayed Filing

DENVER, CO, July 1, 2024 – Medicine Man Technologies, Inc., operating as Schwazze, (OTCQX: SHWZ) (Cboe CA: SHWZ) ("Schwazze" or the "Company"), today announced that its common stock will soon transition to the OTC Expert Market, under the ticker symbol “SHWZ” due to the Company’s delayed filing of its Form 10-Q for the period ended March 31, 2024, with the Securities and Exchange Commission (“SEC”). The delay was a result of an SEC Order regarding the Company’s previous auditor, BF Borgers CPA PC (“BF Borgers”), who was dismissed as Schwazze’s auditor prior to the SEC’s Order.

As previously announced on April 8, 2024, Schwazze dismissed BF Borgers as its independent registered public accountant and engaged Baker Tilly US, LLP (“Baker Tilly”) as its new independent accountant. Subsequent to the transition, on May 3, 2024, the SEC issued an Order to BF Borgers and its owner citing the deliberate and systemic failures to comply with Public Company Accounting Oversight Board (“PCAOB”) standards in its audits and reviews, which were incorporated in more than 1,500 SEC filings from January 2021 through June 2023 and affected at least 75 percent of BF Borgers’ 369 clients.

As a result of the SEC Order, the Company’s new auditor needs additional time to complete its prior period review before the Company files its Quarterly Report for the three months ended March 31, 2024. In addition, Baker Tilly is re-auditing its fiscal year 2023 financial statements and re-review the closing of its 2022 balance sheet prior to filing its 2024 Annual Report. Baker Tilly is actively working to re-audit the Company’s financial statements for the associated periods.

The Company intends to complete the necessary work to be current in its reporting obligations with the SEC in the coming months.

“Our decision to dismiss BF Borgers as our auditor was a strategic move to bolster our accounting rigor and it proved to be the right decision given the SEC's subsequent charges on BF Borgers,” said Forrest Hoffmaster, Interim CEO of Schwazze. “Although our OTC listing was affected by BF Borgers’ actions, we are diligently working with our new auditor to complete the re-audit process in an efficient and timely manner. We are also pursuing recoveries for all fees related to BF Borgers.”

As a result of the delayed filing, Schwazze has sought from, and is in communication with, the Ontario Securities Commission (“OSC”) concerning the availability of a management cease trade order (“MCTO”) in respect of the missed deadline for the Quarterly Report ended March 31, 2024. If an MCTO is granted, it is expected that the general investing public will continue to be able to trade in the Company's listed common shares, however, the Company's Named Executive Officers will not be able to trade in the Company's common shares. The Company confirms it will comply with the provisions of the alternative information guidelines under National Policy 12-203 – Management Cease Trade Orders for so long as an MCTO remains in effect.

About Schwazze

Schwazze (OTCQX: SHWZ) (Cboe CA: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to explore taking its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector.

Medicine Man Technologies, Inc. was Schwazze's former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit https://schwazze.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include financial outlooks; any projections of net sales, earnings, or other financial items; any statements of the strategies, plans and objectives of our management team for future operations; expectations in connection with the Company's previously announced business plans; any statements regarding future economic conditions or performance; and statements regarding the intent, belief or current expectations of our management team. Such statements may be preceded by the words "may," "will," "could," "would," "should," "expect," "intends," "plans," "strategy," "prospects," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. We have based our forward-looking statements on management's current expectations and assumptions about future events and trends affecting our business and industry. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Therefore, forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@schwazze.com